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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cumulus Media Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-68487, 333-58969, 333-62538, 333-62542 and 333-118047), Form
S-3 (Nos. 333-94323 and 333-83980) and Form S-4 (Nos. 333-90990 and 333-113337)
of Cumulus Media Inc. of our reports dated March 29, 2005, with respect to the consolidated balance sheets of Cumulus Media Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Cumulus Media Inc.


/s/ KPMG LLP

Chicago, Illinois
March 29, 2005